UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

Plastron Acquisition Corp. I
(Exact name of registrant as specified in its charter)

Delaware	000-52650	14-1961536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Clifford W. Chapman, Jr.
712 Fifth Avenue
New York, NY 10019

(Address of principal executive offices and Zip Code)

(212) 277-5301

(Registrant’s telephone number, including area code)

None.

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On June 27, 2008, Plastron Acquisition Corp. I (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with BCM Equity Partners II LLC, Penumbra Worldwide LTD and Gerald Scott Klayman (collectively, the “Purchasers”). Under the terms of the Purchase Agreement, the Company issued to the Purchasers an aggregate of 259,480 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in consideration for the Purchasers’ payment, in the aggregate, of $13,000 to the Company. The Purchasers made customary representations to the Company, including that each is an accredited investor, as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Additionally, the Company has the right to redeem and each Purchaser has a separate right to cause the Company to redeem all, but not less than all, of such Purchaser’s Shares, at any time within 30 days after December 1, 2008, in the event that the Company is still a shell company, as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

A copy of the Purchase Agreement is attached hereto as Exhibit 4.1.

Promissory Notes

On June 27, 2008, Penumbra Worldwide LTD and Gerald Scott Klayman made loans to the Company in the principal amounts of $5,000 and $5,000, respectively. The Company issued promissory notes (each a “Note” and together, the “Notes”) to each of them, pursuant to which the principal amounts thereunder shall accrue interest at an annual rate of 2%, and such principal and all accrued interest shall be due and payable on December 31, 2008 (the “Maturity Date”).

Under the terms of the Notes, it shall be deemed an “Event of Default” if the Company shall: (i) fail to pay the entire principal amount of the Note when due and payable, (ii) admit in writing its inability to pay any of its monetary obligations under the Note, (iii) make a general assignment of its assets for the benefit of creditors, or (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings. In the event that an Event of Default has occurred, the Purchasers or any other holder of the Note may, by notice to the Company, declare the entire Note to be immediately due and payable. In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then the entire Note shall automatically become due and payable without any notice or other action by the holder.

Copies of the Notes are attached hereto as Exhibits 4.2 and 4.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2008, loans in the aggregate principal amount of $10,000 were made to the Company. Please see Item 1.01 above for a more detailed discussion of these loans.

Item 3.02 Unregistered Sales of Equity Securities.

On June 27, 2008, the Company issued 259,480 shares of Common Stock to the Purchasers in consideration for their payment of an aggregate of $13,000. The Company has relied on the exemptions from registration available pursuant to Section 4(2) and Regulation D promulgated under the Securities Act, with respect to the offer and sale of the Shares. Please see Item 1.01 above for a more detailed discussion of this transaction.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits: The following exhibits are filed as part of this report:

Exhibit Number	Description

4.1	Common Stock Purchase Agreement by and between Plastron Acquisition Corp. I and the scheduled Purchasers thereto dated June 27, 2008.

4.2	Promissory Note issued by Plastron Acquisition Corp. I to Penumbra Worldwide LTD dated June 27, 2008.

4.3	Promissory Note issued by Plastron Acquisition Corp. I to Gerald Scott Klayman dated June 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008	PLASTRON ACQUISITION CORP. I

	By:	/s/ Michael Rapp
Michael Rapp
President